Exhibit 99.1

Eastern Insurance Holdings, Inc. Eastern Alliance Insurance Company Allied Eastern Indemnity Company Eastern Life & Health Insurance Company Employers Alliance, Inc.

DATE: August 10, 2006	FINANCIAL CONTACT: Kevin Shook, Chief Financial Officer (717) 735-1660 kshook@eains.com

FOR IMMEDIATE RELEASE

EASTERN INSURANCE HOLDINGS, INC. ANNOUNCES

SECOND QUARTER 2006 RESULTS

Lancaster, Pa., Aug. 10, 2006 – On June 16, 2006, Eastern Insurance Holdings, Inc. (“EIHI”) (NASDAQ: EIHI) completed a common stock offering and Eastern Life and Health Insurance Company (“ELH”) (formerly, Educators Mutual Life Insurance Company) completed its conversion from the mutual to stock form of organization and became a wholly-owned subsidiary of EIHI. In the common stock offering, EIHI sold 7,475,000 shares of its common stock at a price of $10.00 per share, raising gross proceeds of $74.8 million. Immediately after the common stock offering and conversion, EIHI purchased all of the outstanding shares of Eastern Holding Company Ltd. and subsidiaries (collectively, “EHC”) for a purchase price of $78.9 million, which consisted of EIHI issuing 3,875,407 of its $10.00 per share common stock and paying cash of $40.2 million to EHC’s shareholders.

EIHI today reported earnings for the period from June 17, 2006 to June 30, 2006 and pro forma earnings for the three months ended June 30, 2006 and 2005.

EIHI reported net operating income of $305,000, or $0.03 per diluted share, for the period from June 17, 2006 to June 30, 2006. EIHI’s net income was $311,000, or $0.03 per diluted share, for the period from June 17, 2006 to June 30, 2006. Operating income (loss), which we define as net income (loss) in accordance with accounting principles generally accepted in the United States (“GAAP”) excluding net realized investment gains and losses, is the financial performance measure used by our management and Board of Directors to evaluate and assess the results of our insurance businesses. Operating income (loss) does not replace net income (loss) as the GAAP measure of our consolidated results of operations.

The pro forma earnings for the three months ended June 30, 2006 and 2005 reflect the financial results of EIHI, ELH and EHC, the acquired company, as if the conversion, stock offering and acquisition of EHC had taken place as of January 1, 2006 and 2005, respectively.

Pro forma net operating income was $488,000, or $0.04 per diluted share, for the second quarter of 2006, compared to pro forma net operating income of $810,000, or $0.07 per diluted share, for the same period in 2005. EIHI reported pro forma net income of $708,000, or $0.06 per diluted share, for the second quarter of 2006, compared to pro forma net income of $1.1 million, or $0.10 per diluted share, for the same period in 2005. Consolidated pro forma revenue for the

The Eastern Alliance Insurance Building · 25 Race Avenue · P.O. Box 83777 · Lancaster, PA 17608-3777

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August 10, 2006	Eastern Insurance Holdings, Inc. Quarterly Earnings Release Page 2 of 9

second quarter of 2006 was $29.0 million, compared to $29.2 million for the same period in 2005. Pro forma net premiums earned decreased to $26.1 million in the second quarter of 2006 from $26.5 million during the same period last year.

Weighted average fully diluted shares considered outstanding for the pro forma periods ended June 30, 2006 and 2005 consisted of the following:

Shares from stock offering, net of ESOP shares	6,727,500
Shares issued to EHC shareholders	3,875,407
Weighted average ESOP shares for pro forma period	28,031
Stock warrants	306,099

Total	10,937,037

EIHI reported the following non-operating pro forma after-tax charges for the three months ended June 30, 2006 and 2005:

	(dollar amounts in thousands, except per share data)
	2006		2005
	Dollar Amount	Diluted EPS Impact	Dollar Amount	Diluted EPS Impact
Transaction related expenses	$2,109	$(0.19)	$604	$(0.05)
Purchase accounting adjustments	712	$(0.07)	712	$(0.07)
Intangible asset amortization	501	$(0.05)	501	$(0.05)

	$3,322	$(0.31)	$1,817	$(0.17)

“We are pleased with our 2006 core operating results,” said Bruce M. Eckert, Chief Executive Officer. “Our pro forma combined ratio for the three months ended June 30, 2006 was 98.4 percent, including 8.1 percentage points for transaction expenses incurred in relation to the conversion, stock offering and acquisition of EHC, 2.0 percentage points for purchase accounting adjustments related to the acquisition of EHC and 1.9 percentage points related to intangible asset amortization. Our pro forma loss ratio for all lines of business was 61.3 percent for the three months ended June 30, 2006, which included 2.3 percentage points of favorable loss reserve development and 2.3 percentage points related to the impact of lowering our 2006 accident year loss ratio from 67.0 percent to 62.0 percent during the second quarter, both from our workers’ compensation insurance segment.”

Eckert continued, “We had a very exciting second quarter of 2006 with the successful completion of our stock offering, conversion and acquisition as well as the financial strength rating upgrade to A- (“Excellent”) by A.M. Best Company for the Eastern Alliance Insurance Group and a recently assigned financial strength rating of A- (“Excellent”) for Eastern Re Ltd., SPC, which is the first segregated portfolio company rated by A.M. Best Company. The capital provided by our conversion and stock offering will be used to profitably grow our workers’ compensation and related products. We will continue to evaluate new geographic territories in which to expand our core products and to consider strategic acquisition opportunities. Achieving

August 10, 2006	Eastern Insurance Holdings, Inc. Quarterly Earnings Release Page 3 of 9

the A- rating from A.M. Best Company positions EIHI well to compete for additional customers within its current workers’ compensation territories and expand into new marketplaces.”

Eckert concluded, “We will continue to focus on our core business plans and achieving an underwriting profit in all lines of business. As we continue to integrate the new group of companies, we will emphasize prudent expense management, particularly in the group benefits segment.”

Segment Operating Results

The following is a reconciliation of our pro forma segment operating results, for the three months ended June 30, 2006 and 2005 to pro forma GAAP net income (loss):

(in thousands)	2006	2005
Pro forma pre-tax operating income:
Workers’ Compensation Insurance	$2,576	$2,185
Group Benefits	1,330	58
Specialty Reinsurance	932	815
Segregated Portfolio Cell Reinsurance	—	—
Corporate and Other	(2,728)	(1,221)

Subtotal	2,110	1,837
Net realized investment gains	220	277

Pre-tax income	2,330	2,114
Income tax expense	1,622	1,027

Pro forma net income	$708	$1,087

Workers’ Compensation Insurance

EIHI’s workers’ compensation insurance segment reported pro forma pre-tax operating income of $2.6 million for the second quarter of 2006, compared to $2.2 million for the same period last year. The increase between periods is due to increased net premiums earned and investment income.

Pro forma net premiums earned, before purchase accounting adjustments, increased to $9.3 million for the second quarter of 2006, compared with $8.1 million for the second quarter of 2005, an increase of 14.8 percent.

The pro forma combined ratio was 82.0 percent for the second quarter of 2006, compared to 81.5 percent for the same period last year. The increase in the pro forma combined ratio for the second quarter of 2006 primarily reflects an improved pro forma loss and LAE ratio offset by an increase in the pro forma expense ratio. The improved pro forma loss and LAE ratio is primarily due to a lower current accident year pro forma loss and LAE ratio and favorable development of $600,000 in the second quarter of 2006, compared to no loss reserve development for the same period in 2005. The pro forma expense ratio was 18.5 percent for the three months ended June 30, 2006 compared to 5.7 percent for the same period in 2005. The increase in the pro forma expense ratio is due to a prior year accrual reduction recorded in the second quarter of 2005 in the amount of $695,000, or 8.6 expense ratio points.

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Pro forma net investment income increased to $895,000 for the second quarter of 2006, compared to $686,000 for the same period of 2005, primarily due to an increase in the invested asset base.

Group Benefits

EIHI’s group benefits segment reported pro forma pre-tax operating income of $1.3 million for the second quarter of 2006, compared to $58,000 for the same period last year. The increase between periods is due to improved underwriting results.

Pro forma net premiums earned decreased 16.2 percent to $8.3 million for the second quarter of 2006, compared with $9.9 million for the second quarter of 2005.

The pro forma combined ratio was 96.6 percent for the second quarter of 2006, compared to 108.2 percent for the same period last year. The improvement in the pro forma combined ratio for the second quarter of 2006 primarily reflects an improved pro forma loss and LAE ratio and expense ratio. The improved pro forma loss and LAE ratio is primarily due to a lower current accident year loss and LAE ratio in the second quarter of 2006, compared to the same period in 2005. The pro forma expense ratio decreased to 33.3 percent for the three months ended June 30, 2006 from 35.0 percent for the same period in 2005 due to prudent expense management strategies.

Pro forma net investment income was $1.1 million and $866,000 for the second quarter of 2006 and 2005, respectively.

Specialty Reinsurance

EIHI’s specialty reinsurance segment reported pro forma pre-tax operating income of $932,000 for the second quarter of 2006, compared to $815,000 for the same period last year. The increase between periods is due to both improved underwriting results and increased investment income.

Pro forma reinsurance premiums earned remained consistent at $3.0 million for the second quarter of 2006 and 2005.

The pro forma combined ratio was 84.3 percent for the second quarter of 2006, compared to 91.4 percent for the same period last year. The improvement in the pro forma combined ratio for the second quarter of 2006 primarily reflects a decrease in the loss and LAE expense ratio.

Pro forma net investment income increased to $346,000 for the second quarter of 2006, compared to $237,000 for the same period of 2005, due to an increase in the invested base.

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Segregated Portfolio Cell Reinsurance

Pro forma fees generated by the workers’ compensation insurance, specialty reinsurance and the corporate and other segments from the segregated portfolio reinsurance segment totaled $812,000 for the second quarter of 2006 compared to $1.1 million for the same period in 2005.

Corporate and Other

The corporate and other segment primarily includes corporate expenses and EIHI’s third party administration business. Corporate and other recorded pro forma pre-tax operating losses of $2.7 million for the three months ended June 30, 2006, compared to $1.2 million for the same period last year. The increase in the pro forma pre-tax operating loss in the corporate and other segment is due to the incurrence of transaction expenses from the conversion, stock offering and acquisition of EHC during the second quarter of 2006 of $2.1 million compared to $604,000 for the same pro forma period in 2005. The majority of these transaction related expenses are not deductible for income tax purposes, which had the impact of increasing the effective tax rate in the pro forma financial results for the three months ended June 30, 2006.

Financial Condition

Total assets were $352.3 million as of June 30, 2006. Shareholders’ equity was $163.7 million as of June 30, 2006. EIHI’s book value per share and fully diluted book value per share were $14.42 and $14.09 as of June 30, 2006, respectively. Outstanding shares used to calculate book value per share and fully diluted book value per share were 11,350,407 and 11,656,506, respectively. The fully diluted book value per share calculation includes the impact of warrants to purchase 306,099 common shares, which have an exercise price of $1.63 per share.

Conference Call with Investors

EIHI will hold a conference call with investors beginning at 10:00 a.m. Eastern Time on Friday, August 11 to review the Company’s 2006 second quarter pro forma results. The conference call will also be available via a live webcast accessed through the Investor Relations section of www.easterninsuranceholdings.com. The dial-in numbers for the conference call are as follows:

Live Call
877-407-0782 (Domestic)
201-689-8567 (International)

A replay of the conference call will be available online. An online archive of the webcast will be available on the Investor Relations section of www.easterninsuranceholdings.com.

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Consolidated Financial Results

Set forth in the tables below are selected balance sheet data as of June 30, 2006 and summary unaudited pro forma results of operations for the three- and six-month periods ended June 30, 2006 and 2005. The Company filed its Form 10-Q with the U.S. Securities and Exchange Commission on August 10, 2006.

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EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(In thousands, expect share and per share data)

(Unaudited) June 30 2006
ASSETS

Investments:
Fixed income securities, at estimated fair value	$199,922
Equity securities, at estimated fair value	7,292
Equity call options, at estimated fair value	2,150
Other invested assets	5,730

Total investments	215,094

Cash and cash equivalents	53,854
Accrued investment income	2,271
Premiums receivable	29,163
Reinsurance recoverable on paid and unpaid claims and claim adjustment expenses	29,367
Deferred acquisition costs	550
Deferred income taxes, net	3,349
Intangible assets	9,120
Goodwill	5,140
Other assets	4,389

Total assets	$352,297

LIABILITIES
Reserves for unpaid losses and loss adjustment expenses	$122,460
Unearned premium reserves	31,607
Advance premium	1,090
Accounts payable and accrued expenses	14,544
Benefit plan liabilities	707
Dividends payable	4,768
Shareholder dividend payable	3,522
Loans payable	1,750
Federal income taxes payable	103
Junior subordinated debentures	8,044

Total liabilities	188,595

SHAREHOLDERS’ EQUITY

Series A preferred stock, par value $0, auth. shares – 5,000,000; no shares issued and outstanding	—
Common capital stock, par value $0, auth. shares – 20,000,000; issued and outstanding - 11,350,407	—
Unearned ESOP compensation	(7,446)
Additional paid in capital	108,355
Retained earnings	62,652
Accumulated other comprehensive income, net	141

Total shareholders’ equity	163,702

Total liabilities and shareholders’ equity	$352,297

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EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA STATEMENTS OF INCOME

(In thousands)

	(Unaudited) Pro Forma Three Months Ended June 30, 2006 and 2005		(Unaudited) Pro Forma Six Months Ended June 30, 2006 and 2005
	2006	2005	2006	2005
Revenue:
Net premiums earned	$26,078	$26,482	$52,444	$51,970
Net investment income	2,536	1,983	4,974	3,898
Net realized investment gains	220	277	1,314	121
Other revenue	158	450	291	858

Total revenue	28,992	29,192	59,023	56,847

Expenses:
Losses and loss adjustment expenses incurred	15,985	19,494	34,534	40,051
Acquisition and other underwriting expenses	3,432	2,375	6,728	5,747
Other expenses	5,601	4,533	9,364	8,318
Amortization of intangible assets	501	501	1,002	1,002
Policyholder dividends	153	49	238	91
Segregated portfolio dividend expense	990	126	1,564	275

Total expenses	26,662	27,078	53,430	55,484

Income before income taxes	2,330	2,114	5,593	1,363
Income tax expense	1,622	1,027	2,906	1,106

Net income	$708	$1,087	$2,687	$257

Earnings per share (EPS):
Basic shares outstanding	10,630,938	10,630,938	10,621,595	10,621,595
Basis EPS	$0.07	$0.10	$0.25	$0.02
Diluted shares outstanding	10,937,037	10,937,037	10,927,694	10,927,694
Diluted EPS	$0.06	$0.10	$0.25	$0.02

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Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes, a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Form S-1 Registration Statement, filed with the U.S. Securities and Exchange Commission and in our other public filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.